D&E COMMUNICATIONS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

December 6, 2005

W. Garth Sprecher

(717) 738-8304

Ruhl Announces Retirement Plans

EPHRATA, PA – G. William Ruhl, Chairman of the Board of D&E Communications (Nasdaq: DECC), today announced his intent to retire as a full-time employee of the Company effective December 31, 2005.  Ruhl will continue serving in his capacity on the Board of Directors.  The Board of Directors at its December 5, 2005 meeting accepted Ruhl’s retirement.

Ruhl joined D&E in 1991 as Senior Vice President.  In 2001, he was elected as Chief Executive Officer and in 2004 was elected as Chairman.  In March of 2005, James W. Morozzi succeeded Ruhl as Chief Executive Officer.

Ruhl has been a member of D&E’s Board of Directors since 1993.

D&E is an integrated communications provider offering high-speed data, Internet access, local and long distance telephone, VoIP phone, voice and data network installation and maintenance, network performance management and security, and video services. Based in Lancaster County, D&E has been serving communities in central Pennsylvania for more than 100 years. The company employs approximately 670 people. For more information, visit www.decommunications.com.